                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                             (Amendment No.     )

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[  ]      Preliminary Proxy Statement

[ X ]     Definitive Proxy Statement

[  ]      Definitive Additional Materials

[  ]      Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                            Bresler & Reiner, Inc.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


                            Bresler & Reiner, Inc.
- --------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ X ]     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-
          6(j)(2).

[  ]      $500 per each party to the controversy pursuant to Exchange Act Rule
          14a-6(i)(3).

[  ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
          11.

          1)   Title of each class of securities to which transaction applies:

           _____________________________________________________________________

          2)   Aggregate number of securities to which transaction applies:

           _____________________________________________________________________

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:/1/

           _____________________________________________________________________

          4)   Proposed maximum aggregate value of transaction:

           _____________________________________________________________________

/1/ Set forth the amount on which the filing fee is calculated and state how it was determined.

[  ]      Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:

          _______________________________________________________

          2)   Form, Schedule or Registration Statement No.:

          _______________________________________________________

          3)   Filing Party:

          _______________________________________________________

          4)   Date Filed:

          _______________________________________________________

                            BRESLER & REINER, INC.
                              401 M STREET, S. W.
                                WATERSIDE MALL
                            WASHINGTON, D.C. 20024
                          ___________________________

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              AND PROXY STATEMENT
                          ___________________________

                                                    Approximate Date of Mailing:
                                                                  April 22, 1996


TO THE STOCKHOLDERS:

          The annual meeting of stockholders of Bresler & Reiner, Inc. (the "Company") will be held at the offices of the Company, the Waterside Mall, 401 M Street, S.W., Washington, D.C. on Tuesday, June 11, 1996, at 10:00 a.m. for the following purposes:

               1. To elect a Board of seven directors to serve until the next annual meeting of stockholders and until the election and qualification of their respective successors; and

               2. To consider and transact such other business as may properly come before the meeting.

          This Proxy Statement is furnished by the Board of Directors (the "Board") of the Company for solicitation of proxies to be used at the annual meeting, and at any adjournment thereof. If the enclosed proxy card is signed, dated and returned, all shares represented thereby will be voted as directed therein. Any proxy may be revoked by the person giving it at any time before it is exercised, by written notice to the Secretary of the Company.

          The stock transfer books will not be closed. Stockholders of record on April 15, 1996, are entitled to notice of and to vote at the annual meeting. On that date, there were 2,792,653 shares of common stock outstanding. Each share is entitled to one vote on each of the matters presented at the meeting, and voting is not cumulative.

PRINCIPAL STOCKHOLDERS

          The following table lists certain information with respect to those persons known to management to be the beneficial owners of more than five percent of the common stock, as well as the number of shares beneficially owned by all officers and directors as a group and by certain executive officers. This information has been furnished by such persons.

                                                      Common Stock
                                                   Beneficially Owned
                                                          as of
                                                   December 31, 1995/1/
                                                                     -
                                                   -----------------
                                                   Shares       Percent
                                                   ------       -------
Charles S. Bresler    401 M Street, S.W.         1,022,070      36.6 %
                      Washington, DC 20024

Burton J. and         401 M Street, S.W.           848,778      30.39%
  Anita O. Reiner     Washington, DC 20024

The Burton and        401 M. Street, S.W.          166,667/3/    5.97%
                                                           -
Anita Reiner          Washington, DC 20024
Charitable
Remainder Trust

Fleur Bresler         401 M Street, S.W.           143,977       5.16%
                      Washington, DC 20024

Certain Executive
  Officers:/2/
            -
All directors and                                1,909,173      68.36%
  officers as a
  group

______________________________________

     /1/  See also Notes /2/ through /5/ under "Election of Directors" below.
      -                   -           -

     /2/  For information concerning Messrs. Reiner, Horowitz and Oshinsky, see
      -
"Election of Directors."

     /3/  In addition, the trustees of the Trust in their individual capacity
      -
have the sole power to vote and invest certain shares aggregating 22,978 shares. The Trust disclaims beneficial ownership of such shares.

ELECTION OF DIRECTORS

          Seven directors are to be elected to hold office until the next annual meeting of stockholders and until the election and qualification of their respective successors. Management has nominated for election as directors the persons whose names appear in the table below, all of whom are presently directors of the Company. Unless otherwise instructed by stockholders, the persons named in the enclosed form of proxy will vote all valid proxies received for the election of such nominees. Management believes that all nominees will be able to serve as directors, but if this should not be the case, the proxies will be voted for a substitute nominee or nominees to be designated by management.

- --------------------------------------------------------------------------------
  Name, Age, Present Position           Year        Common Stock Beneficially
   With Company and Principal          First         Owned as of December 31,
       Occupation During              Elected                1995/1/
                                                    ------------------------
        Last Five Years               Director        Shares         Percent
  ---------------------------         --------        ------         -------
- --------------------------------------------------------------------------------
Charles S. Bresler, 68,                 1970       1,022,070/2/       36.6%
                                                             -
     Chief Executive Officer
     and Chairman of the
     Board of Directors
- --------------------------------------------------------------------------------
Ralph S. Childs, Jr., 68,               1994               0             0%
     Director; retired since
     November, 1994; prior
     to that date Chairman
     of the Board of Home
     Federal Savings Bank
- --------------------------------------------------------------------------------
Stanley S. DeRisio, 66,                 1974               0             0%
     Director; President of
     Hilb, Rogal and Hamilton
     Company of Washington,
     DC, a general insurance
     company, since March
     1991; prior to that date,
     President of Raymond A.
     DuFour & Company, Inc., a
     general insurance agent
- --------------------------------------------------------------------------------
Edwin Horowitz, 64                      1971          36,575/3/        1.3%
                                                             -
     Secretary and Director
- --------------------------------------------------------------------------------
George W. Huguely, III, 63,             1974             500            .02%
     Director; Chairman of the
     Board of, Galliher &
     Huguely Associates, Inc.,
     a building supply dealer
     and a general partner
     of The Huguely Companies,
     a real estate investment
     and management firm
- --------------------------------------------------------------------------------
William L. Oshinsky, 53                 1994           1,250            .04%
     Treasurer since April,
     1994 and Director; prior
     to that date, Assistant
     Treasurer of the Company
     and an officer of various
     subsidiaries of the
     Company
- --------------------------------------------------------------------------------
Burton J. Reiner, 67                    1970         848,778/4/       30.39%
                                                             -
     President and Director
================================================================================

/1/  This information has been furnished by each director.
 -

/2/  Mr. Bresler has the sole power to vote and to invest these shares.  In
 -
     addition he may be deemed to share indirectly the power to vote and to invest 143,977 shares which are owned by his spouse; however, he disclaims beneficial ownership of such shares.

/3/  Includes 11,575 shares held in trusts for his children of which Mr.
 -
     Horowitz and his spouse are the trustees. In addition, Mr. Horowitz may be deemed to share indirectly the power to vote and to invest 500 shares which are owned by each of his two children; however, he disclaims beneficial ownership of such shares.

/4/  The power to vote and invest 846,015 of these shares is shared with
 -
     his spouse.

                         ____________________________

          The Board held four meetings during the fiscal year. No nominee attended fewer than 75% of the aggregate of total meetings of the Board and the total number of meetings held by all committees of the Board on which he served, except for Mr. Huguely.

          The Board does not have a nominating committee. Messrs. DeRisio, Huguely and Childs are members of the Audit Committee of the Board. The Audit Committee held one meeting during 1995. The Audit Committee was established to review the Company's accounting and financial reporting systems and internal financial controls. In addition, the Committee recommends to the Board the engagement of independent auditors and reviews the scope of their audit, their fees, the results of their engagement, and the extent of their non-audit services to the Company, if any.

EXECUTIVE COMPENSATION

          There is shown on the following page information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1995, 1994 and 1993 for those persons who were, during 1995 (i) the Chief Executive Officer; and (ii) the other three most highly compensated executive officers of the Company whose annual compensation in 1995 exceeded $100,000:

                          SUMMARY COMPENSATION TABLE

===================================================================================================================================
                                                                                          Long-Term
                                                                                        Compensation
                                                    Annual                              -------------
         Name and                                Compensation                            Restricted
                                                 ------------                               Stock          All Other
    Principal Position               Year         Salary($)             Bonus($)          Award($)       Compensation/1/
    ------------------               ----         ------                ------            -----          ------------ -
- ---------------------------------------------------------------------------------------------------------------------------
Charles S. Bresler                   1995         $236,000              $  -0-           $  -0-          $   598
Chief Executive Officer              1994          236,000                 -0-              -0-              667
and                                  1993          236,000                 -0-              -0-              667
Chairman of the Board of
Directors
- ---------------------------------------------------------------------------------------------------------------------------

Burton J. Reiner                     1995          236,000                 -0-              -0-              598
President and Director               1994          236,000                 -0-              -0-              667
                                     1993          236,000                 -0-              -0-            4,721
- ---------------------------------------------------------------------------------------------------------------------------

Edwin Horowitz                       1995          142,500                 -0-              -0-            5,789
Secretary and Director               1994          142,500                 -0-              -0-            5,499
                                     1993          142,500                 -0-              -0-            5,439
- ---------------------------------------------------------------------------------------------------------------------------

Lloyd Needle                         1995           83,346/2/              -0-              -0-           69,098/3/
                                                           -                                                     -
Vice President                       1994          132,000                 -0-              -0-              667
                                     1993          132,000                 -0-              -0-              667
==================================================================================================================================

     /1/  Amounts shown for "All Other Compensation" consist of premiums paid
      -
by the Company for life insurance.

     /2/  Served as Vice President until July 28, 1995.
      -

     /3/  Includes severance payment of $68,500.
      -

________________________

          Each director of the Company, other than Messrs. Bresler, Reiner, Horowitz and Oshinsky, was paid an annual fee of $3,500 and a fee of $500 per meeting attended during 1995.

          In addition, the Company contributed to its retirement plan on behalf of each executive officer of the Company named in the Summary Compensation Table above. Under the plan, benefits are determined for all employees on an actuarial basis related to the individual employee's compensation, age, and length of service, including service with predecessors of the Company. All compensation, up to a maximum of $150,000, including salaries, fees and bonuses, but excluding discretionary bonuses, are included as remuneration (or "covered compensation") under the Company's retirement plan. Messrs. Bresler, Reiner, Horowitz and Needle accrued benefits under the plan prior to January 1, 1994, based on higher maximum covered compensation then in effect. The plan provides for contributions by the Company designed to produce, commencing at retirement at age 65, an annual pension calculated by multiplying the participant's number of years of service to a maximum of 35 of such years, by the sum of 1.12% of a participant's average annual covered compensation paid for the highest consecutive five years prior to retirement, up to $61,200 (or less, depending upon participant's age), plus 1.77% of the participant's average annual covered compensation paid for such period in excess of this dollar amount, but not in excess of a total of $120,000. The approximate annual retirement benefits payable to participating employees in specified remuneration and years-of-service classifications is shown in the table below. The benefit amounts listed in the following table are not subject to any deduction for social security benefits or other offset amounts.


                              PENSION PLAN TABLE

     Average Annual
  Covered Compensation                                              Years of Service
      For Highest              ----------------------------------------------------------------------------------------------
 Consecutive Five Years               10               15               20               25               30               35
- ------------------------              --               --               --               --               --               --

        $110,000                   $15,492          $23,238          $30,984          $38,730          $46,476          $54,222
        $130,000                    19,032           28,548           38,064           47,580           57,096           66,612
        $150,000                    22,572           33,858           45,144           56,430           67,716           79,002
        $170,000                    26,112           39,168           52,224           65,280           78,336           91,392
        $190,000                    29,652           44,478           59,304           74,130           88,956          103,782
        $210,000                    33,192           49,788           66,384           82,980           99,576          116,172
        $219,224                    34,825           52,237           69,649           87,062          104,474          120,000

          Messrs. Bresler, Reiner and Horowitz, officer-directors of the Company at December 31, 1995, and Mr. Needle, formerly an officer, have, respectively 33, 33, 30 and 24 years of credited service under the plan.

REPORT ON EXECUTIVE COMPENSATION.

          Messrs. DeRisio and Childs, since March, 1995, served as members of the Compensation Committee of the Board during 1995. The Compensation Committee held no meetings during 1995. The Committee may make recommendations to the Board on compensation actions, involving executive officers of the Company. Since the Committee has not been active, and compensation decisions have been made by the Board of Directors, the Board of Directors has furnished the following report on executive compensation.

          The Board has determined the compensation levels of executive officers, including the compensation of Mr. Bresler as Chief Executive Officer, by reviewing each executive officer's short-term and long-term performance with the Company, the level of profitability of the Company, the profitability of companies comparable to the Company, and the levels of compensation of executive officers in such other companies. The executive officers of the Company are compensated through base salaries and annual bonuses.

          As a result of general economic conditions and in view of the Company's earnings, the Board determined to make no change in the salaries of the executive officers, which, except for Mr. Oshinsky, have been unchanged since 1991, and to omit bonuses for 1995.

          This report on executive compensation has been submitted by the members of the Board of Directors during 1995.

          Charles S. Bresler                 Ralph S. Childs, Jr.
          Stanley S. DeRisio                 Edwin Horowitz
          George W. Huguely, III             William L. Oshinsky
          Burton J. Reiner

PERFORMANCE GRAPH

          The graph below compares the cumulative total shareholder return on the common stock of the Company with the cumulative total return on the S & P 500 Stock Index and the S & P Homebuilding Index for the same period, assuming the investment of $100 in the Company's common stock, the S & P 500 Index and the S & P Homebuilding Index on December 31, 1990, and the reinvestment of dividends.


                FIVE YEAR STOCK PERFORMANCE GRAPH: 1990 TO 1995
    Comparison of Five Year Cumulative Total Return Among Bresler & Reiner,
                     the Homebuilding S&P and the S&P 500


                             [GRAPH APPEARS HERE]

                       1990     1991     1992     1993     1994     1995
Bresler & Reiner     $100.00  $113.04  $113.04  $113.04  $ 91.30  $ 91.30
Homebuilding S&P     $100.00  $175.62  $221.39  $286.15  $164.76  $235.19
S&P 500              $100.00  $126.31  $131.95  $141.25  $139.08  $186.52


Assumes $160.00 invested on December 31, 1990 in Bresler & Reiner Common Stock, the Homebuilding S&P and the S&P 500. Total Return assumes reinvestment of dividends.

CERTAIN TRANSACTIONS AND COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

          All the members of the Board of Directors participated in deliberations of the Board concerning executive officer compensation.

          Messrs. Bresler, Reiner, Horowitz and Oshinsky held the positions with the Company which are listed under "Election of Directors" above.

                                Trilon Project
                                --------------

          Prior to 1975, the Company through its subsidiaries acted as general contractor in the construction for Trilon Plaza Company ("Trilon") of a high rise office building, a portion of an enclosed mall shopping center, and three nearby apartment buildings and 20 townhouses ("Trilon Project") in the Southwest Washington, D.C. Urban Renewal Area.

          A corporation wholly owned by Messrs. Bresler and Reiner is the general partner of Trilon and Messrs. Bresler and Reiner are also limited partners. Their interests and the interests of affiliated persons, who are among the limited partners of Trilon, are shown in the following table.

                                                                                        % Interest in
                                        Relation to            % Interest               Trilon Office
           Name                          Company                In Trilon  /1//2/       Building Only
           ----                         ---------               ---------               -------------
Charles S. Bresler            Officer, director and
                              principal stockholder                41.07%                     5.25%

Burton J. Reiner              Officer, director and
                              principal stockholder                41.07%                     2.25%

T-P Partners, Inc.            Owned by Messrs. Bresler and
                              Reiner                                2.00%                     ----

Edwin Horowitz                Officer and director
                                                                    ----                      2.00%

Lloyd H. Needle               Officer (until July, 1995)             .04%                      .75%

William L. Oshinsky           Officer and director                  ----                       .50%

Anita O. Reiner               Principal stockholder and
                              spouse of Burton J. Reiner            ----                      2.25%

Children of Burton J. and     Principal stockholder
 Anita O. Reiner/3/                                                 ----                      5.50%

   ----                      Other relatives of Mr. Reiner                     ----                      4.75%
                             (3 individuals)

   ----                      Relatives of Mr. Bresler
                             (2 individuals)                                   ----                      2.00%

_____________________________________________


     /1/  Subject to an aggregate 61.125% interest held by others, including
      -
those shown in the last column above, in the Trilon Office building only.

     /2/  Includes interests held through a limited partnership.
      -

     /3/  Four individuals, who are also trustees of The Burton and Anita
      -
Reiner Charitable Remainder Annuity Trust, a principal shareholder.


          The Company's subsidiary acts as managing and leasing agent for the Trilon Project, and earns management fees of from 3% to 5% of the rents collected under agreements expiring December, 1997 and December, 2000, and leasing fees of 5% of rents collected under the G.S.A. Lease described below. In 1995, the Company earned $545,955 in management fees and $467,915 in leasing fees from Trilon. See "New Waterside Management Agreement" below.

          In the normal course of its management of the Trilon Project, the Company's subsidiary pays expenses for Trilon's account and is reimbursed by Trilon. The highest amount of such expenses which Trilon advanced to the Company's subsidiary was $1,000,000 at December 31, 1995.


                               Waterside Complex
                               -----------------

         The Company has constructed, principally for its own account, an enclosed mall shopping center contiguous to Trilon's shopping mall and a high rise office building in the Southwest Washington, D.C. Urban Renewal Area (see "Trilon Project" above). Adjacent to the Company's shopping mall is another high rise office building, owned by Town Center East Investors ("Town Center"), a limited partnership in which the Company is a general partner, with a 46% interest. Certain affiliates of the Company also own interests in Town Center, all as limited partners, as shown in the following table:

                                                                  % Interest
  Name                 Relation to Company                     in Town Center
  ----                 -------------------                     --------------
Charles S. Bresler     Officer, director and principal
                       stockholder                                  1.35%

Burton J. Reiner       Officer, director and principal               .45%
                       stockholder

Edwin Horowitz         Officer and director                         1.35%

Lloyd H. Needle        Officer (until July, 1995)                   1.80%

William L. Oshinsky    Officer and director                         1.35%

Anita O. Reiner        Principal stockholder and spouse              .45%
                       of Burton J. Reiner


                       Other relatives of Mr. Reiner (3             2.70%
                       individuals)

                       Relatives of Mr. Bresler
                       (3 individuals)                              2.70%

          The two portions of the shopping mall and the two office buildings are operated as one integrated complex, known as Waterside. Each office building has access to the mall, and an underground parking garage serves the entire project.

          The Company acts as managing and leasing agent for Town Center's office building and earns management fees of 3% of rents collected under an agreement expiring December, 1997, and leasing fees of 5% of rents collected.
In 1995, the Company earned $115,767 in management fees and $181,630 in leasing fees from Town Center. The Company as general partner of Town Center has paid expenses for Town Center's account for which it is to be reimbursed by Town Center. The highest amount of such expenses which Town Center owed the Company since January 1, 1995 was $1,028,377 at June 30, 1995. At December 31, 1995 the Company had advanced $8,102 to Town Center.

          The two high rise office buildings and parts of the lower level and the first floor and the entire second and third floor of Trilon's portion of the shopping center and the lower floor of a smaller structure are leased to the United States General Services Administration ("G.S.A. Lease"). Under a 1973 agreement among the Company, Trilon and Town Center, Town Center is entitled to receive that portion of the total annual rent from the G.S.A. Lease, now approximately $19.5 million, as shall be reasonably necessary to provide Town Center a net cash flow of $100,000 per year after payment of land rent, interest and mortgage amortization, all expenses of operation and maintenance and all real estate taxes. No payments have been made under this agreement.

          Under a Cross Indemnity Agreement entered into in September, 1974, the Company, Town Center and Trilon each agreed to indemnify the others against a loss of their share of such rents because of a default by one of the others under the mortgage on the property or under the G.S.A. Lease. Pursuant to the requirement of the lender, the Company, Town Center and Trilon pledged their interests in the G.S.A. Lease to the lender as security for the mortgages. The Company, Town Center, Trilon and S.E.W. Investors (see "S.E.W. Investors" below) are jointly and severally liable to the tenant under the G.S.A. Lease.

                               S.E.W. Investors
                               ----------------

          In October 1980, the Company assigned its leasehold interest in 105,000 square feet ("Southeast Section") of its part of the Waterside Mall to S.E.W. Investors, a limited partnership organized by the Company to acquire the Southeast Section. The Company took back a note from the limited partnership in the principal amount of $9,300,000 accruing interest at 12% per annum and due on October 10, 1995. On October 10, 1995, the term of the note was extended to October 9, 2000 and the interest rate was reduced to 10%. The Company is the sole general partner, with a 1% interest. Of the limited partnership interests, 61% is held by a non-affiliated person and the remaining 38% was acquired by the following directors and officers of the Company: 18% each by Mr. Bresler, and Mr. Reiner; and 1% each by Messrs. Horowitz and Needle.

          The Company acts as leasing and managing agent for the Southeast Section for a fee of 3% of rents collected under an agreement expiring in December, 1997, and leasing fees of 5% of rents collected on the G.S.A. Lease. The Company earned management fees of $69,062 and leasing fees of $75,375 in 1995 from S.E.W. Investors.

                       Third Street Southwest Investors
                       --------------------------------

          In 1979, the Company sold apartment buildings adjacent to the Waterside Complex to Third Street Southwest Investors, a limited partnership organized by the Company and took back a note from the limited partnership in the principal amount of $4,350,000, accruing interest at 9.5% per annum and due on July 31, 1994. On August 1, 1994, the term of the note was extended to July 31, 1999. The Company is its sole general partner, with a 1% interest. Of the limited partnership interests, 89% are held by unaffiliated persons, and the remaining 10% were acquired by the following directors and officers of the
Company: Mr. Bresler, 7%; and 1% each by Messrs. Reiner, Needle and Horowitz. Each limited partner in Third Street Southwest Investors contributed approximately $10,000 per 1% interest.

          A subsidiary of the Company acts as managing agent for the apartments for a management fee of 5% of rents collected under an agreement expiring in September, 1999. During 1995, the Company earned management fees of $94,061 from Third Street Southwest Investors under this agreement.

                                  Holiday Inn
                                  -----------

          The Company owns and operates a 151-room Holiday Inn motel in Camp Springs, Maryland. Record title to the real estate on which the motel is situated is held by Messrs. Bresler and Reiner, who have agreed to act, without compensation, as nominee title holders for the Company. This arrangement has been approved by the other directors of the Company. The restaurant's lease provides for annual rent to the Company of $81,600, to the extent the restaurant has available cash flow, after payment of its other expenses. Since the restaurant had insufficient net cash flow in 1995, no rent was paid.

                           Builders Leasing Company
                           ------------------------

          In December 1983, the Company and others organized Builders Leasing Company, a general partnership, to engage in equipment leasing. The Company has a 20% interest and acts as the managing general partner. The partners have contributed $3,150,000 to the capital of the partnership in proportion to their percentage interests, the Company's share of which was $630,000. Each partner is personally liable on certain partnership debt in proportion to his partnership interest. The Company's portion of this debt was $151,600 at December 31, 1995. Messrs. Bresler, Reiner and Horowitz, directors and officers of the Company, and Mr. Needle, until July, 1995 an officer of the Company, hold interests of 20%, 5%, 2% and 1%, respectively, all as general partners.

                           -------------------------

          All the above transactions, other than the equipment leasing partnership, the relationships with Town Center Apartments and the Southeast Section, are continuations of projects commenced or agreements entered into by the predecessors of the Company. Management considers its contracts and other business relationships with each of these affiliates to be as favorable to the Company as those obtainable with outsiders.

                           -------------------------

          During 1995, the Company paid insurance premiums of $676,956 to Hilb, Rogal and Hamilton Company of the District of Columbia. Mr. DeRisio, a director of the Company and a member of the Compensation Committee of the Board, is president of this company.

          In connection with Mr. Needle's resignation as an officer in July, 1995, the Company repurchased his 18,750 shares of the Company's common stock on August 21, 1995 for $165,000, or $8.80 per share. The bid price per share at that time was $10 per share.

          In the opinion of management, the terms of these transactions were at least as favorable as could have been obtained from others.

FINANCIAL STATEMENTS

          For certain information concerning the Company and its subsidiaries see the financial statements and report of Arthur Andersen LLP, independent certified public accountants, included in the Annual Report accompanying this proxy statement. Such report is not incorporated in this proxy statement and is not deemed to be a part of the proxy soliciting material. Representatives of Arthur Andersen LLP are not expected to be present at the meeting.

COST OF SOLICITATION

          The cost of solicitation of proxies from stockholders will be borne by the Company. In addition to the use of mails, proxies may be solicited by telephone by officers, directors and a small number of employees of the Company who will not be specially compensated for such services. The Company may reimburse persons holding such stock of record only, such as brokerage houses, for their expenses in forwarding soliciting material to the beneficial owner of such stock.

OTHER MATTERS

          The Board of Directors is not aware of any matters not set forth herein which may come before the meeting. If, however, any such matter properly comes before the meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment.

DEADLINE FOR FILING SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING.

          The date by which proposals of shareholders intended to be presented at the 1997 Annual Meeting must be received by the Company for inclusion in the Company's 1997 Proxy Statement and Proxy relating to that meeting is December 20, 1996.


                                    By Order of the Board of
                                    Directors


                                    Edwin Horowitz, Secretary

                            BRESLER & REINER, INC.

            THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS
                 ANNUAL MEETING OF STOCKHOLDERS, JUNE 11, 1996

          The undersigned hereby appoints Sidney Bresler and Randall Reiner, and each of them, Proxies for the undersigned with power of substitution, to vote as designated below all the shares of the undersigned at the Annual Meeting of Stockholders of Bresler & Reiner, Inc., to be held at the offices of the Company, the Waterside Mall, 401 M Street, S.W., Washington, DC on June 11, 1996, at 10:00 a.m., or any adjournment thereof, all as more fully described in the Notice of Meeting and Proxy Statement, receipt of which is hereby acknowledged.

     1.   Election Of The Following Nominees as Directors:

          C. S. Bresler, R. S. Childs, Jr., S. S. DeRisio, E. Horowitz; G. W. Huguely, III; W. L. Oshinsky; B. J. Reiner

[   ] FOR ALL NOMINEES  [   ] WITHHOLD AUTHORITY  [   ] FOR ALL NOMINEES
                              TO VOTE FOR ALL           EXCEPT AS
                              NOMINEES                  INDICATED BELOW

     2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                            (PLEASE SEE OTHER SIDE)

          Receipt of the Annual Report of the Company for the year 1995 is hereby acknowledged.

          The undersigned revokes all proxies heretofore given with respect to said meeting and approves all that the proxies or their substitutes shall do by virtue hereof.

          This Proxy, when properly executed, will be voted as directed herein, but if no direction is given, this Proxy will be voted FOR ALL NOMINEES.

     Dated:_________________________, 1996



                                                  ______________________________
                                                            Stockholder

                                                  (Please sign exactly as your
                                                  name appears hereon.
                                                  Executors, administrators or
                                                  trustees should so indicate
                                                  when signing.)

               PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY